UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2010

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation arrangements of Certain Officers.

On November 29, 2010, Martin H. Loeffler confirmed to Amphenol Corporation (the “Company”) and to the Company’s Board of Directors that he will retire as Executive Chairman of the Company effective January 1, 2011.  At the same time, he also confirmed that he will continue to serve as non-executive Chairman of the Board of Directors following his retirement as Executive Chairman.  Mr. Loeffler will not receive any special compensation or benefits following his retirement as Executive Chairman.  The Board of Directors has approved the payment of an annual retainer fee in the amount of $150,000, payable quarterly, for his continuing services as non-executive Chairman of the Board of Directors.

A dated copy of the Company’s press release, dated December 6, 2010, announcing Mr. Loeffler’s retirement as the Company’s Executive Chairman effective January 1, 2011 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1  Press Release dated December 6, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By	/s/ Diana Reardon
Diana G. Reardon
Senior Vice President
and Chief Financial Officer

Date: December 6, 2010